PRICING SUPPLEMENT NO. 106                                     Rule 424(b)(3)
DATED: January 12, 1998                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes           Book Entry Notes
$150,000,000                   [x]                           [x]

Original Issue Date:           Fixed Rate Notes              Certificated Notes
January 13, 1998               [_]                           [_]

Maturity Date:
January 13, 1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                             Optional         Optional
                        Redemption           Repayment        Repayment
Redeemable On           Price(s)             Date(s)          Price(s)
-------------           ----------           ---------        ---------
N/A                     N/A                  N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate: N/A

[_]         Commercial Paper Rate               Minimum Interest Rate: N/A

[_]         Federal Funds Rate                  Interest Reset Date(s): *

[_]         Treasury Rate                       Interest Reset Period: Monthly

[_]         LIBOR Reuters                       Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                          Interest Payment Period: Monthly

[_]         CMT Rate

-------------------------

Initial Interest Rate: 5.56594%

Index Maturity:  N/A

Spread (plus or minus): -0.02%

*        2/13/98, 3/13/98, 4/13/98, 5/13/98, 6/15/98, 7/13/98,
         8/13/98, 9/14/98, 10/13/98, 11/13/98 and 12/14/98.

**       2/13/98, 3/13/98, 4/13/98, 5/13/98, 6/15/98, 7/13/98, 8/13/98, 9/14/98,
         10/13/98, 11/13/98, 12/14/98 and 1/13/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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